CERTAIN  PORTIONS HAVE BEEN OMITTED BASED ON
                                    A  REQUEST   FOR   CONFIDENTIAL   TREATMENT;
                                    OMITTED  PORTIONS FILED  SEPARATELY WITH THE
                                    SECURITIES AND EXCHANGE COMMISSION

                        SYSTEMIC PULMONARY DELIVERY, LTD.
                    JOINT DEVELOPMENT AND OPERATING AGREEMENT

         JOINT DEVELOPMENT AND OPERATING AGREEMENT, dated as of June 30, 1998, by and among SYSTEMIC PULMONARY DELIVERY, LTD., a Bermuda corporation (the "Company"), ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS"), and SHEFFIELD PHARMACEUTICALS INC., a Delaware corporation ("Sheffield").

                                R E C I T A L S:

         A. Sheffield has subscribed for all of the issued and outstanding shares of the common stock of the Company pursuant to the terms of a subscription agreement between Sheffield and the Company dated as of the date hereof (the "SPD Subscription Agreement").

         B. ELAN CORPORATION, PLC, an Irish public limited company ("Elan") and an Affiliate of EIS, has or has access to intellectual property, including patent rights and know-how relating to UPDASTM technology and the Enhancing Technology in the Systemic Pulmonary and Topical Pulmonary Fields, as those terms are defined in the Elan License Agreement (the "Elan Intellectual Property").

         C. Sheffield has or has access to certain patent rights and know-how relating to the development of technology in the Systemic Pulmonary Field as defined in the Sheffield License Agreement (the "Sheffield Intellectual Property").

         D. EIS, Sheffield and the Company desire to set forth herein certain provisions relating to the development of the Elan Intellectual Property and the Sheffield Intellectual Property.

         E. Elan and the Company have, as of the date hereof, entered into a license and supply agreement (the "Elan License Agreement") in connection with the Elan Intellectual Property. Sheffield and the Company have, as of the date hereof entered into (i) a sublicense and supply agreement (the "Sheffield License Agreement") in connection with the Sheffield Intellectual Property, and
(ii) a license agreement in connection with patent rights related to certain technology in the Topical Pulmonary Field (the "SPD License Agreement"; together with the Elan License Agreement and the Sheffield License Agreement, the "License Agreements").

                               A G R E E M E N T:

The parties agree as follows:

                                   DEFINITIONS

         1.1 DEFINED TERMS. Capitalized terms used herein and not defined shall have the meaning assigned to them in each of the License Agreements. As used herein, the terms below shall have the following meanings:

         "$" means United States dollars.

         "AFFILIATE" means any corporation or entity, other than the Company, controlling, controlled or under the common control of Elan or Sheffield, as the case may be. For the purposes of this definition, "Control" shall mean direct or indirect ownership of 25% or more of the issued stock or shares entitled to vote for the election of directors.

         "BOARD" means the board of directors of the Company.

         "COST" shall have the meaning as described in Section 6.1 hereof.

         "EIS DIRECTOR" shall have the meaning described in Section 4.1 hereof.

         "ELAN INTELLECTUAL PROPERTY" shall have the meaning as described in Recital B.

         "ELAN LICENSE AGREEMENT" shall have the meaning described in Recital E above.

         "FDA" means the United States Food and Drug Administration.

         "INDEMNIFIED  PERSON"  shall have the meaning as  described  in Section
10.1 hereof.

         "INDEMNIFYING  PARTY"  shall have the meaning as  described  in Section
10.1 hereof.

         "INITIAL  TERM"  means the  24-month  period from and after the Closing
Date.

         "LICENSE AGREEMENTS" means, collectively, the Elan License Agreement, the Sheffield License Agreement and the SPD License Agreement.

         "LOSSES" shall have the meaning as described in Section 10.1 hereof.

         "PARTY" means any party to this Development Agreement and "PARTIES" means all of them together.

         "PATENT APPLICATION" means an application filed with the U.S. Patent and Trademark Office (or its foreign national equivalent) in order to acquire a patent on a product or process.

         "PERMITTED TRANSFEREE" means any Affiliate of EIS or Sheffield to whom this Agreement shall be assigned, pursuant to the terms hereof.

         "PERSON" means an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof, or any other entity.

         "PRODUCTS" shall have the meanings as described in the Elan License Agreement and the Sheffield License Agreement, respectively.

         "R&D PROGRAM" means all research and development activity conducted in order to develop the Products.

         "R&D SERVICES" means the services to be provided by Elan, Sheffield and/or a third party, to The Company in accordance with the R&D Program.

         "SECURITIES PURCHASE AGREEMENT" means the securities purchase agreement by and between EIS and Sheffield, dated as of the date hereof.

         "SHEFFIELD  DIRECTORS"  shall have the meaning as  described in Section
4.1 hereof.

         "SHEFFIELD INTELLECTUAL PROPERTY" shall have the meaning described in Recital C hereof.

         "SHEFFIELD LICENSE AGREEMENT" shall have the meaning described in Recital E hereof.

         "STEERING COMMITTEE" shall have the meaning as described in Section 5.1 hereof.

         "SUBSCRIPTION AGREEMENT" means the SPD Subscription Agreement by and between Sheffield and The Company, dated as of the date hereof.

         "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Subscription Agreement, the Securities Purchase Agreement, the Elan License Agreement, the Sheffield License Agreement, the SPD License Agreement, and any other documents or certificates executed in connection with the transactions contemplated hereunder and thereunder.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of EIS and Sheffield as follows, as of the date hereof:

         (a) ORGANIZATION. The Company was incorporated on June 30, 1998 and is validly existing and in good standing under the laws of Bermuda, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transaction contemplated hereby.

         (b) AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         (c) NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement, and compliance with the provisions hereof by the Company, will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under, the charter or organizational documents of either or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Company. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

         (d) APPROVALS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or private) (collectively, "Approval"), which has not yet been obtained or given, as the case may be, is required in connection with the execution, delivery or performance of this Agreement by the Company.

         (e) NO LIABILITIES. The Company has not conducted any business or activities since its incorporation, and has no liabilities as of the date hereof.

         (f) LEGAL PROCEEDINGS, ETC. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or threatened against the Company. The Company is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

         (g) DISCLOSURE. This Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading. The Company is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to the Company not to be misleading in any material respect.

         2.2 REPRESENTATIONS AND WARRANTIES OF SHEFFIELD. Sheffield hereby represents and warrants to each of EIS and the Company as follows:

         (a) ORGANIZATION. Sheffield is a company duly incorporated and organized and validly existing under Delaware law and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby except where this failure to obtain such power and authority would not, individually or in the aggregate, have a Material Adverse Effect on Sheffield.

         (b) AUTHORITY. Sheffield has full legal right, power and authority to enter into this Agreement and to perform its respective obligations hereunder, which have been duly authorized and by all requisite corporate action. This Agreement is the valid and binding obligation of Sheffield, enforceable against Sheffield in accordance with its terms.

         (c) NO CONFLICTS. The execution, delivery and performance by Sheffield of this Agreement, and compliance with the provisions hereof by Sheffield will not (a) violate any provision of applicable law, statute, rule or regulation applicable to Sheffield, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Sheffield or any of its respective properties or assets or
(b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of Sheffield under its charter or organizational documents or any material contract to which Sheffield is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Sheffield.

         (d) APPROVALS. No Approval is required in connection with the execution, delivery or performance of this Agreement by Sheffield; nor is any Approval required by Sheffield in order to fulfill its respective obligations hereunder.

         (e) LEGAL PROCEEDINGS, ETC. There is no legal, administrative, arbitration or other legal action or proceeding or governmental investigation pending or threatened against Sheffield which would interfere with the performance of its obligations hereunder. Sheffield is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

         2.3 REPRESENTATIONS OF EIS. EIS hereby represents and warrants to each of the Sheffield and the Company as follows, as of the date hereof:

         (a) ORGANIZATION. EIS is a company duly incorporated and organized and validly existing under Bermuda law and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

         (b) AUTHORITY. EIS has full legal right, power and authority to enter into this Agreement and to perform its respective obligations hereunder, which have been duly authorized and by all requisite corporate action. This Agreement is the valid and binding obligation of EIS, enforceable against EIS in accordance with its terms.

         (c) NO CONFLICTS. The execution, delivery and performance by EIS of this Agreement, and compliance with the provisions hereof by EIS will not (a) violate any provision of applicable law, statute, rule or regulation applicable to EIS, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EIS or any of its respective properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance upon any of the properties or assets of EIS under its charter or organizational documents or any material contract to which EIS is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on EIS.

         (d)  APPROVALS.   No  Approval  is  required  in  connection  with  the
execution, delivery or performance of this Agreement by EIS; nor is any Approval required by EIS in order to fulfill its respective obligations hereunder.

         (e) LEGAL PROCEEDINGS, ETC. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or threatened against EIS which would interfere with the performance of its obligations hereunder. EIS is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

                                   ARTICLE III
                               DEVELOPMENT FUNDING

         3.1 DEVELOPMENT FUNDING. During the Initial Term, Sheffield shall make such capital contributions to the Company as shall be necessary, up to $[text omitted], for the development of the Product, as shall be reasonably and in good faith determined and certified by the Board, consistent with the R&D Program mutually and reasonably agreed to by Sheffield and Elan.

                                   ARTICLE IV
                  EXCHANGES; TRANSFERS OF SECURITIES, GENERALLY

         4.1  EXCHANGES.  (a) EIS shall have the right,  as fully  described  in
Section 5(b)(i) of the Securities Purchase Agreement, to acquire 50% of the issued and outstanding number of shares of Common Stock of the Company, in exchange for the tender by EIS of all the shares of Series C Preferred Stock of Sheffield (the "First Exchange Right").

         (b) EIS shall have the right, as fully described in Section 5(b)(ii) of the Securities Purchase Agreement, to purchase from Sheffield for consideration of $[text omitted], an additional [text omitted] of the issued and outstanding shares of Common Stock of the Company; provided, that the exercise of the First Exchange Right shall have been consummated (the "Second Exchange Right").

         (c) EIS shall have the right, as fully described in Section 5(b)(iii) of the Securities Purchase Agreement, to negotiate in good faith to acquire from Sheffield the remaining [text omitted] of the issued and outstanding shares of Common Stock of the Company; provided that the exercise of the Second Exchange Right has been consummated (the "Third Exchange Right").

         4.2 TRANSFER, GENERALLY. (a) No shareholder of the Company (a "Shareholder") shall, directly or indirectly, sell, assign, pledge, encumber, hypothecate , grant a security interest in, or otherwise transfer (in each case, a "Transfer") any Company Securities except in accordance with this Agreement or the Securities Purchase Agreement. The Company shall not, and shall not permit any transfer agent or registrar for the Company Securities to transfer upon the books of the Company any Company Securities from any Shareholder to any transferee, in any manner, except in accordance with this Agreement or the Securities Purchase Agreement, and any purported transfer not in compliance with this Agreement or the Securities Purchase Agreement shall be void.

         (b) Except as set forth in the Securities Purchase Agreement, no Shareholder shall be permitted to transfer Company Securities to an unaffiliated third party without the consent of the other Shareholders; except, that nothing herein shall be deemed to restrict transfer of such securities to an Affiliate.

         4.3 TRANSFEREE BOUND. No Shareholder shall effect a transfer of Company Securities unless such transferee shall agree to be bound by this Agreement, and shall further agree to permit the transferring shareholder to act on their behalf in accordance with the provisions of this Agreement. Notwithstanding anything contained herein to the contrary, no transferee who receives shares of the Common Stock of the Company pursuant to Section 5(b)(iii)(D) of the Securities Purchase Agreement shall be bound by the provisions of this Agreement.

         4.4 TERMINATION. In the event that EIS shall own 100% of the voting securities of the Company, the terms of this Article IV shall be of no further force or effect.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         5.1 BOARD OF DIRECTORS. (a) The Board of the Company shall consist of three directors, designated as follows: EIS shall be entitled to designate one director (the "EIS Director"), Sheffield shall be entitled to designate two directors (the "Sheffield Directors"). EIS and Sheffield hereby agree that the initial EIS Director shall be Kevin Insley and the initial Sheffield Directors shall be Thomas Fitzgerald and Loren Peterson. The designation of future members to the Board shall be subject to the reasonable approval of Sheffield, in the case of a EIS Director, and EIS, in the case of a Sheffield Director. The Company's by-laws shall not provide for a Board that contains staggered terms. In the event that EIS shall consummate the exercise of the First Exchange Right, the number of directors on the Board shall increase by one, and the vacancy created thereby shall be filled by a nominee of EIS.

         (b) Notwithstanding anything to the contrary herein, until the exercise of the Third Exchange Right is consummated, Sheffield (or any permitted transferee pursuant to Section 5(b) of the Securities Purchase Agreement) shall be entitled to designate at least one director of the Company who shall be entitled to attend all meetings of the Board of Directors and stockholders of the Company and shall be entitled to such notice of all Board and stockholders meetings of the Company.

         5.2 VACANCIES. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director, or otherwise there shall exist or occur any vacancy on the Board: (a) EIS, in the case of a vacancy due to the absence of the EIS Director, and (b) Sheffield, in the case of vacancy due to the absence of a Sheffield Director, shall be entitled to appoint a replacement.

         5.3 TERMINATION OF AGREEMENTS. Except as provided in Section 5.1(b) above or Section 5.5(b) below, the covenants and agreements contained in this
Article  V shall  terminate  upon the  earlier  of (i)  termination  of the Elan
License  Agreement,  (ii) termination of the Sheffield  License  Agreement,  and
(iii) the date that either EIS or its Permitted Transferees shall have consummated the exercise of the Second Exchange Right.

         5.4 CERTAIN ACTIONS REQUIRING APPROVALS. Until such time as the Company shall have consummated an initial public offering of equity securities under the Securities Act of 1933, as amended, or an investment of at least $5,000,000 is made in the Company by an unaffiliated third party or parties, the following actions shall not be undertaken by the Company without the consent of the EIS
Director: (a) filing an amendment to the Company's Articles of Incorporation or altering the by-laws of the Company; (b) altering the share capital of the Company; (c) altering the number of directors of the Company; (d) acquiring material assets (including intellectual property and licenses), or selling all or substantially all of the assets of the Company, or granting an option for the same; (e) incurrence of debt or liens other than in the ordinary course of business; (f) declaring dividends or distributions to or purchasing share capital from any Shareholder;
(g) disposition, licensing or sublicensing of any material asset; (h) entry into or ratification of a joint venture, contract or agreement not in the ordinary course of business of the Company; (i) granting, issuing or selling any shares of Common Stock, or options on the same, to any party, whether or not that party shall be a Shareholder at the time of the grant; (j) material changes to the business, products or material budgets of the Company; or (k) liquidating or winding up the Company. Notwithstanding the foregoing, the Company shall not be required to obtain the consent of the EIS Director to purchase assets relating to the ADDS Technology from Aeroquip Corporation for an aggregate purchase price not to exceed $1 million.

         5.5 EIS ENFORCEMENT RIGHT. (a) In the event that EIS shall reasonably believe that Sheffield has materially breached the terms of the Sheffield License Agreement, and that the Board has failed to adequately protect or exercise the Company's rights and remedies thereunder, EIS shall have the right to (i) pursue such rights and remedies on behalf of the Company and/or (ii) require the Company to pursue such rights and remedies.

         (b) Following the exercise of the Second Exchange Right, and only until such time, if any, that EIS shall own 100% of the outstanding equity securities of the Company, in the event that Sheffield shall reasonably believe EIS has materially breached the EIS License Agreement, and that the Board has failed to adequately protect or exercise the Company's rights and remedies thereunder, Sheffield shall have the right to (i) pursue such rights and remedies on behalf of the Company and/or (ii) require the Company to pursue such rights and remedies.

                                   ARTICLE VI
                      DIRECTION OF RESEARCH AND DEVELOPMENT

         6.1 STEERING COMMITTEE. (a) The Directors shall appoint a steering committee (the "Steering Committee") to perform certain advisory services, such delegation to be consistent with the Directors' right to delegate all powers pursuant to the Company's Certificate of Incorporation. The Steering Committee shall initially consist of four members, two of whom shall be appointed by the EIS Director and two of whom shall be appointed by the Sheffield Directors. EIS and Sheffield hereby agree that the initial members of the Steering Committee to be appointed by the EIS Director shall be Ena Prosser and Izzy Tsals and the initial members of the Steering Committee to be appointed by the Sheffield Directors shall be David Byron and Carl Siekman. Each of the EIS Director and the Sheffield Directors shall be entitled to remove any of their nominees to the Steering Committee and appoint a replacement in place of any nominees so removed, subject to reasonable approval of the other members of the Board.

         (b) The Steering Committee shall be responsible for (i) assisting each of Elan and Sheffield with the transfer of know-how, Elan Intellectual Property and Sheffield Intellectual Property in accordance with each of the Elan License Agreement and Sheffield License

Agreement;  (ii)  providing  access  to  Elan's  external  network  of  industry
expertise;   and  (iii)  advising  the  Company  as  to  matters  pertaining  to developmental strategy.

         (c) The Steering Committee shall report all significant developments to the Directors on the occurrence thereof and, in addition, shall report at quarterly intervals to the Directors.

         (d) In the event that the Company shall become a wholly owned Subsidiary of EIS (or an Affiliate) the existence of the Steering Committee shall terminate.

         6.2 DIRECTION OF RESEARCH & DEVELOPMENT . The Steering Committee shall also provide advisory services in connection with the design and implementation of the R&D Program.

                                   ARTICLE VII
                       CONDUCT OF RESEARCH AND DEVELOPMENT

         7.1 RESEARCH AND DEVELOPMENT PROGRAM. (a) Sheffield shall provide (directly or through independent contractors) such research and development services as may reasonably be required by the Company and as described in the R&D Program, such services to be paid for by the Company at Sheffield's fully burdened costs plus [text omitted] (the "Cost"). The R&D Program shall be directed by the Steering Committee. Sheffield shall, in accordance with the terms and conditions set forth in this Agreement, undertake reasonably diligent efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own, to conduct the R&D Program; and further, shall maintain the facilities used by it for the performance of the R&D Program in compliance with the applicable requirements of the FDA and other regulatory authorities.

         (b) The Company may evaluate the reports and other data furnished by Sheffield for the purpose of deciding whether or not to proceed with all or part of the applicable R&D Program.

         (c) The Company shall make no filings with the FDA or equivalent foreign regulatory body without the approval of each of the EIS Director's and the Sheffield Directors' nominees to the Steering Committee.

         7.2 RESEARCH BUDGET; RECORD KEEPING. (a) Sheffield, EIS, and the Company shall agree on a budget to be implemented in connection with the activities to be undertaken during the R&D Program for the Initial Term; thereafter the Parties shall agree on a budget in connection with the activities to be undertaken during the R&D Program subsequent to the Initial Term .

         (b) Sheffield will keep accurate records, consistent with good business practices, of the efforts expended by it under the R&D Program for which it is charging the Company, which will include estimates of time spent by each person working on the R&D Program.

         (d) Sheffield shall permit the Company or its duly authorized representative, on reasonable notice and at any reasonable time during normal business hours, to have access to inspect and audit its accounts and records relating to the calculation of the Cost of the R&D Program or, where applicable, for the supply of the Products, and to the accuracy of the reports which accompanied them. Any such inspection of Sheffield's records shall be at the expense of the Company; except, that if any such inspection reveals an overpayment by the Company in the amount of the Costs allocated by Sheffield for the R&D Program in any calendar quarter of 5% or more of the amount of the Costs actually incurred by Sheffield hereunder, then the expense of such inspection shall be borne solely by Sheffield instead of by the Company.

                                  ARTICLE VIII
                          PATENTS; REGULATORY APPROVALS

         8.1 REGULATORY APPROVALS. The rights and obligations of the Parties in respect of seeking regulatory approvals are governed by the applicable provisions of each of the Elan License Agreement and the Sheffield License Agreement, respectively.

                                   ARTICLE IX
                          INTELLECTUAL PROPERTY RIGHTS

         9.1 INTELLECTUAL PROPERTY RIGHTS. The rights and obligations of the Parties in respect of any intellectual property are governed by the applicable provisions of each of the Elan License Agreement and Sheffield License Agreement, respectively.

                                    ARTICLE X
                        TECHNICAL SERVICES AND ASSISTANCE

         10.1 OTHER SERVICES. Sheffield shall provide such other services as the Company may reasonably require, other than those specifically dealt with in the Sheffield License Agreement, such services to be paid for at Cost.

         10.2 ADMINISTRATIVE SUPPORT. The Company shall, if appropriate, conclude an administrative support agreement with Sheffield on such terms as the parties thereto shall in good faith negotiate. The administrative services required include, but are not limited to, one or more of the following, which may be requested by the Company:

         (i) accounting, financial and other services;

         (ii) tax services;

         (iii) insurance services;

         (iv) human resources services;

         (v) legal and company secretarial services;

         (vi) patent and related intellectual property services; and

         (vii) all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 INDEMNIFICATION. In addition to all rights and remedies available to the parties hereunder at law or in equity, each Party (each in such capacity, an "Indemnifying Party") shall indemnify each other Party and each other Party's stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold the Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

         (a) any material misrepresentation or breach of warranty on the part of the Indemnifying Party under Article 2 of this Agreement; or

         (b) any material nonfulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under Article V of this Agreement; or

         (c) any material nonfulfillment, default or breach of any covenant or agreement under the other Transaction Documents.

         11.2 RECOVERY LIMITATION. Notwithstanding anything in this Agreement to the contrary, in no event shall Sheffield be liable for indemnification under this Article XI, the Transaction Documents, or otherwise in an amount in excess of $[text omitted], in the aggregate. An Indemnified Person shall not assert a claim hereunder unless the Losses, when aggregated with all previous Losses hereunder, equal or exceed $50,000; and after the $50,000 threshold is reached, each indemnified person shall be entitled to be indemnified for the amount of all claims arising hereunder in excess of $50,000.

         11.3 EXCEPTION. Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying
Party herein) or willful misconduct, the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Party's claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

         11.4 INVESTIGATION. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 11.1 above, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

         11.5 CONTRIBUTION. If the indemnity provided for in this Article XI shall be, in whole or in part, unavailable to any Indemnified Person, as a result of Section 11.1 being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 11.1 shall be insufficient to hold each such Indemnified Person harmless from Losses that would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Article XI shall survive the Closing. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal part to any such lawsuit, claims or other proceedings.

         11.6 CLAIM LIMITATION. No claim shall be brought by an Indemnified Person in respect of any misrepresentation or breach of warranty under this Agreement or the other Transaction Documents after one year from and after the date hereof; and any claim for nonfulfillment, default or breach of any covenant shall be brought within one year of the date of that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach, unless written notice thereof shall have been provided prior to such one-year period, in which case such surviving claims shall be limited to those in such notice. Except as set forth in the previous sentence, this Article XI is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

                                   ARTICLE XII
                                   TERMINATION

         12.1 GENERAL. The Company shall continue to operate and exist for so long as its shareholders shall determine, and this Agreement shall govern such operation and existence until this Agreement shall be terminated in accordance with this Article XII (the "Term"). Notwithstanding the foregoing, this Agreement may be terminated by either EIS or Sheffield in the case of a Relevant Event (as defined below) or a material breach, on the part of the other.

         12.2 RELEVANT EVENT. For the purpose of this Article XII, a "Relevant Event" is committed by a Party if:

         (a) it commits a material breach of its obligations under this Agreement and fails to remedy it within 60 days of being specifically required in writing to do so by the other Party; provided, however, that if the breaching party has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 60th day, such rectifying period shall be extended by an amount of time as is reasonably necessary to permit the breach to be rectified;

         (b) it ceases, wholly or substantially, to carry on its business, other than for the purpose of a reorganization;

         (c) the voluntary appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer over all or substantially all of its assets under the laws of such Party's country of incorporation;

         (d) a petition for bankruptcy or seeking liquidation, corporate reorganization, administration, winding up or relief of debtors under any law relating to bankruptcy or insolvency or any other procedure similar to any of the foregoing under the laws of such Party's state or country of incorporation, is filed, and is not discharged within 90 days.

                                  ARTICLE XIII
                                 CONFIDENTIALITY

         13.1 CONFIDENTIALITY. (a) Each of the Parties acknowledge that it may be necessary, from time to time, to disclose to one another confidential and proprietary information, including without limitation, inventions, the Elan Intellectual Property, the Sheffield Intellectual Property, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the intellectual property rights under the License Agreements, the terms of the various agreements between the Parties, the Products, processes, and services, of the disclosing Party ("Confidential Information").

         (b) Confidential Information shall be deemed not to include:

            (i) information that is in the public domain;

            (ii) information which is made public by the disclosing Party;

            (iii) information which is independently developed by a Party without the aid or application of the Confidential Information;

            (iv) information that is published or otherwise becomes part of the public domain without any disclosure by a Party, or on the part of a Party's directors, officers, agents, representatives or employees;

            (v) information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source, to the best of the receiving Party's knowledge, did not acquire this information on a confidential basis; or

            (vi) information which will become public because the receiving Party is required to disclose pursuant to:

                  (A) a valid order of a court or other governmental body or any political subdivision thereof or otherwise required by law; or

                  (B) other requirement of law; provided that if the receiving Party becomes legally required to disclose any confidential information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

         13.2 Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purpose of fulfilling the receiving Party's obligations under this Agreement and for no other purpose.

         13.3 Each of the Parties agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement. Each of the Parties further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each of the Parties agrees that it will exercise the same degree of care, but in no event less than a reasonable degree, and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Participant, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each of the Parties agrees that it will, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by, such Party; except, that one copy of any returned files may be retained in the legal files of the returning party.

         13.4 Notwithstanding the above, each Party may use or disclose confidential information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with patent regulations, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or granting a permitted sub-license or otherwise exercising rights hereunder or under the License Agreement (including the right to develop jointly owned technology outside the Field); provided, that if a Party is required to make any such disclosure of another Party's confidential information, other than pursuant to a confidentiality agreement, such disclosing Party shall inform the other Party thereof, and allow such other Party to participate in the disclosure process for the purpose of generally limiting, to the extent possible, such disclosure.

         13.5 The provisions relating to confidentiality in this Clause XIII shall remain in effect during the Initial Term, and for a period of three years following the expiration or earlier termination of this Agreement.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 COSTS. Each Party shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the related agreements and other documents. All costs, legal fees, registration fees and other expenses, including the costs and expenses incurred in relation to the incorporation of the Company, shall be borne by the Company.

         14.2 INJUNCTIVE RELIEF. With respect to Article XIII hereof, the Parties hereby agree and acknowledge that it will be impossible to measure in money the damages that would be suffered if any Party should breach any obligation, covenant or representation therein imposed or made, and that, in the event of such breach, a non-breaching Party will be irreparably damaged and will not have an adequate remedy at law. Any such non-breaching party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of Article XIII, none of the other Parties hereto shall raise the defense that there is an adequate remedy at law.

         14.3 NOTICES. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by mailing the same in a sealed envelope, certified first-class mail, postage prepaid, return receipt requested, or by an internationally recognized overnight delivery service:
                                       16

                  (i) if to the Company, to:

                  Systemic Pulmonary Delivery, Ltd.
                  c/o Elan International Services, Ltd.
                  102 St. James Court
                  Flatts, Smiths Parish FL04
                  Bermuda

                  and

                  Systemic Pulmonary Delivery, Ltd.
                  c/o Sheffield Pharmaceuticals, Inc.
                  37 South Main Street
                  Pittsford, New York  14534
                  Attn: Chairman

                  with a copy to Brock Silverstein McAuliffe LLC, and Olshan Grundman Frome & Rosenzweig LLP, at the respective addresses indicated below;

                  (ii) if to Sheffield, to:

                  Sheffield Pharmaceuticals, Inc.
                  37 South Main Street
                  Pittsford, New York  14534
                  Attn: Chairman

      and

                  Sheffield Pharmaceuticals, Inc.
                  425 South Woodsmill Road
                  St. Louis, Missouri 63017-3441
                  Attention: Chief Executive Officer

                  with a copy to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, NY  10022
                  Attention: Daniel J. Gallagher

                  (ii) if to EIS, to:

                  Elan International Services, Ltd.
                  Flatts Smiths SL04
                  Bermuda
                  Attention: Director

                  with a copy to:

                  Brock Silverstein McAuliffe LLC
                  153 East 53rd Street , 56th Floor
                  New York, New York 10022
                  Attention: David Robbins

         Each Party, by written notice given to the Company in accordance with this Section 14.3 may change the address to which notices, other communication or documents are to be sent to such Party. All notices, other communications or documents shall be deemed to have been duly given when received. Whenever pursuant to this Agreement any notice is required to be given by any Party to any other Party, such Party may request from the Company a list of addresses of all Parties, which list shall be promptly furnished to such Party.

         14.4 ASSIGNMENT. EIS may assign this Agreement to an Affiliate at any time. Sheffield may assign this Agreement to an Affiliate with the written consent of EIS, which shall not be unreasonably withheld or delayed.

         14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to the principle of conflicts of laws thereof. Each of the parties hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in the county, city and state of New York over any action or proceeding arising out of or relating to this agreement or the other Transaction Documents; and each hereby waives the defense of an inconvenience forum for the maintenance of such an action.

         14.6 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

         14.7 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         14.8 AMENDMENTS AND WAIVER. No provision of this Agreement may be amended, nor performance of any covenant or agreement waived, except by a written instrument executed by each of the Company, EIS and Sheffield. Neither a failure nor a delay in exercising any right, power or privilege of a Party hereunder shall operate as a waiver of, or a consent to the modification of, the terms hereof unless given by that Party in writing. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

         14.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Agreement.

         14.10 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the Elan License Agreement, the Sheffield License Agreement, or the SPD License Agreement, the terms of this Agreement shall prevail.

         14.11 GOOD FAITH. Each of the Parties hereto undertakes with the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

         14.12 FURTHER ASSURANCE. The Parties hereto shall use their respective reasonable efforts to procure that any necessary third party shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect. In addition, each of EIS and Sheffield shall cooperate and make reasonably available to the Company (including its authorized agents and representatives) all assistance reasonably necessary or appropriate to enable the Company to prepare, file, prosecute and maintain Patents or other intellectual property related to the Elan Intellectual Property and Sheffield Intellectual Property. This Section 14.12 shall survive indefinitely beyond the termination of this Agreement; provided that following termination of this Agreement, Sheffield shall be entitled to reimbursement of expenses required for compliance with this section in excess of $10,000 per annum.





                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Development Agreement as of the date first set forth above.

                                         SYSTEMIC PULMONARY DELIVERY, LTD.



                                         By: /s/ Thomas M. Fitzgerald
                                             -------------------------
                                         Name:  Thomas M. Fitzgerald
                                         Title: Chairman

                                         ELAN INTERNATIONAL SERVICES, LTD.



                                         By: /s/ Kevin Insley
                                             --------------------
                                         Name:  Kevin Insley
                                         Title: President

                                         SHEFFIELD PHARMACEUTICALS, INC.


                                         By: /s/ Thomas M. Fitzgerald
                                             ---------------------------
                                         Name:  Thomas M. Fitzgerald
                                         Title: Chairman